Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	January 30, 2013
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER FINANCIAL RESULTS
---------------

    LOS ANGELES, January 30, 2013 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter ended December 31, 2012, with net income available to common stockholders of $185.8 million, or $2.45 per share, compared to net income available to common stockholders of $39.9 million, or $0.68 per share, in the fourth quarter of 2011. Revenues from continuing operations in the fourth quarter totaled $111.1 million, up from $94.2 million in the prior year's fourth quarter. Funds from operations (FFO) for the period totaled $49.8 million, or $0.63 per share, compared to $40.5 million, or $0.66 per share, in the year-earlier period.
For its fiscal year ended December 31, 2012, KRC reported net income available to common stockholders of $249.8 million, or $3.56 per share, compared to $50.8 million, or $0.87 per share, in fiscal 2011. Revenues from continuing operations in 2012 totaled $404.9 million, up from $337.6 million in 2011. FFO for the year totaled $165.5 million, or $2.25 per share, compared to $136.2 million, or $2.29 per share, in 2011.
Results for the fourth quarter ended December 31, 2012 include $0.01 per share of acquisition-related expenses and a $0.01 per share cash payment related to a 2009 tenant default. Results for the fourth quarter ended December 31, 2011 include approximately $0.02 per share of acquisition-related expenses and a $0.06 per share cash payment related to the above mentioned 2009 tenant default. In addition, results for the year ended December 31, 2012 include a non-cash charge of approximately $0.10 per share related to the redemption of all of the Company's Series E and Series F preferred stock and the Operating Partnership's Series A preferred units. Additionally, 2012 fourth quarter and full year net income includes approximately $186.4 million and $259.2 million, respectively, of net gains from property dispositions. Net income for the fourth-quarter and year-ended 2011 includes approximately $39.0 million and $51.6 million, respectively, of net gains from property dispositions. All per share amounts in this report are presented on a diluted basis.
Topping its record-setting 2011 performance, KRC achieved its best annual leasing performance in the company's history as a publicly traded company in 2012. For the year, KRC signed new and renewing leases on approximately 2.3 million square feet of office space. At December 31, 2012, the company's stabilized portfolio, encompassing approximately 13.2 million square feet of office space located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle, was 92.8% occupied.
Throughout 2012, KRC was an active buyer of both stabilized office properties and development opportunities-most of the latter fully entitled projects that are predominantly 100% pre-leased. The company also remained an active seller of fully valued or non-strategic properties, recycling the proceeds from these dispositions into its acquisition and development programs.
The company acquired two office properties in the fourth quarter for an aggregate purchase price of approximately $102.0 million.
In October, the company acquired Tribeca West a 96.8% occupied, 151,000 square foot, three-story entertainment-oriented office campus located at 12233 W. Olympic Boulevard immediately adjacent to the company's Westside Media Center in West Los Angeles. The purchase price was approximately $72.9 million.
In December, as part of a larger development transaction at 555 N. Mathilda Avenue, the company acquired a 76,000 square foot office building located in the Sunnyvale submarket of Silicon Valley. It is 100% occupied by LinkedIn Corporation. The purchase price was approximately $29.1 million.
Also, in the fourth quarter, the company acquired three development sites for an aggregate land purchase price of approximately $177.0 million. All three development projects are located in high-demand submarkets of the greater San Francisco Bay Area, are under construction, and are fully leased.
In October, the company purchased the land site at 350 Mission Street in San Francisco, where the company plans to build up to a 445,000 square foot, 30-story LEED-platinum certified office tower for salesforce.com under an average lease term of approximately 14 years. The purchase price for the land was approximately $52.0 million.

In December, the company purchased the land site at 331 Fairchild Drive in Mountain View, California. The company plans to build an 88,000 square foot office building for Audience, Inc. under a 10-year lease agreement. The purchase price for the land was approximately $18.9 million.
In December, the company purchased the land site at 555 N. Mathilda Avenue in Sunnyvale, California, where the company plans to build an approximate 587,000 square foot office campus for LinkedIn under a 12-year lease agreement. The purchase price for the land was approximately $106.1 million.
Further, during the fourth quarter, KRC completed the sale of its entire 39-property industrial portfolio along with two small office projects, all located in Southern California, in two transactions that together generated gross proceeds of approximately $354.2 million.
Across the entire year, KRC completed the purchase of 14 office buildings in seven transactions aggregating approximately 1.8 million square feet of space for an aggregate purchase price of approximately $674.0 million. The company also added six individual projects to its development pipeline, acquiring the projects for an aggregate land purchase price of approximately $335.0 million. The company estimates that its total investment, including land, in these six development projects will aggregate approximately $1.2 billion. In addition, it sold 46 office and industrial buildings, generating aggregate gross proceeds of approximately $500.3 million.
Details of all these transactions are available in the News and Investor Relations sections on the company's website.
"KRC entered 2012 a significantly stronger enterprise-with a bigger geographic footprint, a deeper talent bench, broader, more cost-efficient access to capital, and a sharper focus on the West Coast's most economically vibrant markets,” said John Kilroy, Jr., the company's president and chief executive officer.
“Throughout the year, we've leveraged those strengths to improve the quality and diversity of our office portfolio, establish a leading role in the creation of a new generation of office space, maintain and capitalize on the market's strong demand for quality real estate assets to dispose of non-strategic properties at advantageous prices,” said Kilroy. “The results can be seen in our growing roster of dynamic tenants, our improving financial results, and our strong total return to shareholders.”
KRC management will discuss initial earnings guidance for fiscal 2013 during the company's January 31, 2013 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at 888-679-8018 reservation # 14346152. A replay of the conference call will be available via phone through February 7, 2013 at 888-286-8010, reservation # 13461889, or via the Internet at the company's website.
About Kilroy Realty Corporation. Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a real estate investment trust active in major West Coast office markets. For over 65 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. At December 31, 2012, the company owned 13.2 million rentable square feet of commercial office space. More information is available at http://www.kilroyrealty.com.
Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2011 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only, as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under Federal securities laws.

KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2011
Revenues from continuing operations	$111,111	$94,226	$404,912	$337,629

Revenues including discontinued operations	$115,763	$105,136	$431,474	$383,147

Net income available to common stockholders(1)	$185,839	$39,907	$249,826	$50,819

Weighted average common shares outstanding - basic	74,596	58,440	69,640	56,717
Weighted average common shares outstanding - diluted	75,721	58,440	69,640	56,717

Net income available to common stockholders per share - basic (1)	$2.49	$0.68	$3.56	$0.87
Net income available to common stockholders per share - diluted (1)	$2.45	$0.68	$3.56	$0.87

Funds From Operations (1), (2), (3)	$49,816	$40,525	$165,455	$136,173

Weighted average common shares/units outstanding - basic (4)	77,595	61,108	72,531	59,362
Weighted average common shares/units outstanding - diluted (4)	78,720	61,110	73,654	59,549

Funds From Operations per common share/unit - basic (1), (4)	$0.64	$0.66	$2.28	$2.29
Funds From Operations per common share/unit - diluted (1), (4)	$0.63	$0.66	$2.25	$2.29

Common shares outstanding at end of period:			74,927	58,820
Common partnership units outstanding at end of period			1,827	1,718
Total common shares and units outstanding at end of period			76,754	60,538

			December 31, 2012	December 31, 2011
Stabilized office portfolio occupancy rates:(5)
Los Angeles and Ventura Counties			94.0%	83.5%
San Diego County			90.7%	92.5%
Orange County			92.0%	93.4%
San Francisco Bay Area			95.5%	93.3%
Greater Seattle			93.3%	89.9%
Weighted average total			92.8%	90.1%

Total square feet of stabilized office properties owned at end of period:(5)
Los Angeles and Ventura Counties			3,488	2,981
San Diego County			5,250	5,182
Orange County			497	541
San Francisco Bay Area			2,287	1,827
Greater Seattle			1,727	890
Total			13,249	11,421

(1)
Net Income Available to Common Stockholders includes a net gain on dispositions of discontinued operations of $186.4 million and $259.2 million for the three months and year ended December 31, 2012, respectively. Net Income Available to Common Stockholders includes a net gain on dispositions of discontinued operations of $39.0 million and $51.6 million for the three months and year ended December 31, 2011, respectively.

(2)	Reconciliation of Net Income Available to Common Stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(5)
Occupancy percentages and total square feet reported are based on the Company's stabilized office portfolio for the period presented. Occupancy percentages and total square feet shown for December 31, 2011 include the office properties that were sold during the fourth quarter of 2012.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	December 31, 2012	December 31, 2011
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$612,714	$537,574
Buildings and improvements	3,335,026	2,830,310
Undeveloped land and construction in progress	809,654	430,806
Total real estate held for investment	4,757,394	3,798,690
Accumulated depreciation and amortization	(756,515)	(742,503)
Total real estate held for investment, net	4,000,879	3,056,187

Real estate assets and other assets held for sale, net	—	84,156
Cash and cash equivalents	16,700	4,777
Restricted cash	247,544	358
Marketable securities	7,435	5,691
Current receivables, net	9,220	8,395
Deferred rent receivables, net	115,418	101,142
Deferred leasing costs and acquisition-related intangible assets, net	189,968	155,522
Deferred financing costs, net	18,971	18,368
Prepaid expenses and other assets, net	9,949	12,199
TOTAL ASSETS	$4,616,084	$3,446,795

LIABILITIES, NONCONTROLLING INTEREST AND EQUITY
LIABILITIES:
Secured debt	$561,096	$351,825
Exchangeable senior notes, net	163,944	306,892
Unsecured debt, net	1,130,895	980,569
Unsecured line of credit	185,000	182,000
Accounts payable, accrued expenses and other liabilities	154,734	81,713
Accrued distributions	28,924	22,692
Deferred revenue and acquisition-related intangible liabilities, net	117,904	79,781
Rents received in advance and tenant security deposits	37,654	26,917
Liabilities and deferred revenue of real estate assets held for sale	—	13,286
Total liabilities	2,380,151	2,045,675

NONCONTROLLING INTEREST:
7.45% Series A Cumulative Redeemable Preferred units of the Operating Partnership	—	73,638

EQUITY:
Stockholders' Equity
7.80% Series E Cumulative Redeemable Preferred stock	—	38,425
7.50% Series F Cumulative Redeemable Preferred stock	—	83,157
6.875% Series G Cumulative Redeemable Preferred stock	96,155	—
6.375% Series H Cumulative Redeemable Preferred stock	96,256	—
Common stock	749	588
Additional paid-in capital	2,126,005	1,448,997
Distributions in excess of earnings	(129,535)	(277,450)
Total stockholders' equity	2,189,630	1,293,717
Noncontrolling Interest
Common units of the Operating Partnership	46,303	33,765
Total equity	2,235,933	1,327,482
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND EQUITY	$4,616,084	$3,446,795

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2011
REVENUES:
Rental income	$101,288	$83,265	$369,516	$307,118
Tenant reimbursements	8,362	6,563	32,309	23,977
Other property income	1,461	4,398	3,087	6,534
Total revenues	111,111	94,226	404,912	337,629

EXPENSES:
Property expenses	21,451	17,729	79,357	66,821
Real estate taxes	9,341	7,691	34,479	29,633
Provision for bad debts	151	516	153	781
Ground leases	892	513	3,168	1,779
General and administrative expenses	9,443	7,793	36,188	28,148
Acquisition-related expenses	1,040	1,224	4,937	4,053
Depreciation and amortization	46,085	35,960	162,917	124,928
Total expenses	88,403	71,426	321,199	256,143

OTHER (EXPENSES) INCOME:
Interest income and other net investment gains	145	299	848	571
Interest expense	(18,942)	(23,115)	(79,114)	(85,785)
Total other (expenses) income	(18,797)	(22,816)	(78,266)	(85,214)

INCOME (LOSS) FROM CONTINUING OPERATIONS	3,911	(16)	5,447	(3,728)

DISCONTINUED OPERATIONS:
Income from discontinued operations	3,285	5,844	12,409	19,630
Net gain on dispositions of discontinued operations	186,435	39,032	259,245	51,587
Total income from discontinued operations	189,720	44,876	271,654	71,217

NET INCOME	193,631	44,860	277,101	67,489

Net income attributable to noncontrolling common units of the Operating Partnership	(4,479)	(1,154)	(6,187)	(1,474)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	189,152	43,706	270,914	66,015

PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	—	(1,397)	(3,541)	(5,588)
Preferred dividends	(3,313)	(2,402)	(10,567)	(9,608)
Original issuance costs of redeemed preferred stock and preferred units	—	—	(6,980)	—
Total preferred distributions and dividends	(3,313)	(3,799)	(21,088)	(15,196)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$185,839	$39,907	$249,826	$50,819

Weighted average common shares outstanding - basic	74,596	58,440	69,640	56,717
Weighted average common shares outstanding - diluted	75,721	58,440	69,640	56,717

Net income available to common stockholders per share - basic	$2.49	$0.68	$3.56	$0.87
Net income available to common stockholders per share - diluted	$2.45	$0.68	$3.56	$0.87

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2011
Net income available to common stockholders	$185,839	$39,907	$249,826	$50,819
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	4,479	1,154	6,187	1,474
Depreciation and amortization of real estate assets	45,933	38,496	168,687	135,467
Net gain on dispositions of discontinued operations	(186,435)	(39,032)	(259,245)	(51,587)
Funds From Operations (1)	$49,816	$40,525	$165,455	$136,173

Weighted average common shares/units outstanding - basic	77,595	61,108	72,531	59,362
Weighted average common shares/units outstanding - diluted	78,720	61,110	73,654	59,549

Funds From Operations per common share/unit - basic (2)	$0.64	$0.66	$2.28	$2.29
Funds From Operations per common share/unit - diluted (2)	$0.63	$0.66	$2.25	$2.29

(1)
The company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the company's operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of the company's operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the company's operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company's properties, which are significant economic costs and could materially impact the company's results from operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.